KUNTZ LESHER SIEGRIST & MARTINI LLP

                  CERTIFIED PUBLIC ACCOUNTANTS
                    215 S. CENTERVILLE ROAD
                         P. O. BOX 8408
                      LANCASTER, PA 17604
                         (717)394-5666
                       FAX (717)394-0693









                  CONSENT OF INDEPENDENT ACCOUNTANTS'






     We consent to the inclusion in this registration statement on Form SB-2 of our report dated February 10, 1997 (except as to Note 15 which is as of February 24, 1997), on our audit of the consolidated financial statements of U.S. Plastic Lumber Corp. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".




                              /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP

                              KUNTZ LESHER SIEGRIST & MARTINI LLP
                              CERTIFIED PUBLIC ACCOUNTANTS





Lancaster, Pennsylvania
August 20, 1997